EXHIBIT 99.1

CONTACT:	Christopher J. Davis
Executive Vice President, Chief Administrative & Financial Officer
Safeguard Scientifics, Inc.
610-293-0600
SAFEGUARD ANNOUNCES 29% INCREASE
IN FOURTH QUARTER 2005 REVENUES
--Profitable Quarter From Well-Timed Exits and Strong Operating Performance--
Wayne, PA, March 8, 2006 – Safeguard Scientifics, Inc. (NYSE: SFE) today announced its operating results for the fourth quarter and fiscal year 2005.
Safeguard reported net income of $2.3 million in the fourth quarter on consolidated revenues of $53.9 million, a 29% increase from revenues of $41.8 million in the fourth quarter last year. This year’s fourth quarter included $2.0 million of revenue from Acsis, which was acquired in December of 2005.
“We had an outstanding fourth quarter that generated profit from well-timed exits and strong operating performances from our partner companies,” stated Peter J. Boni, President and Chief Executive Officer. “In addition, we completed our first major acquisition since I joined Safeguard and we continue to evaluate a robust deal pipeline to identify companies which we believe can generate significant long-term value for our shareholders. We believe that the execution of our strategy, coupled with the new leadership of our Life Sciences and Information Technology groups, is producing results and providing us with the foundation we need to achieve our goals for 2006.”
Alliance Consulting, which provides business intelligence solutions to Fortune 2000 clients, achieved a 13% increase in fourth quarter revenue compared to the prior year, as a result of higher margin offerings combined with new services such as master data management and global delivery.
At Mantas, a behavior detection software solutions company, revenues grew 29% over the prior year fourth quarter, reflecting growth from new and existing global clients and increased product license acceptances.
Pacific Title, providing digital post-production and archival services to the motion picture industry, saw revenues in the fourth quarter increase 15% over last year. The strong increase was related to increases in traditional trailer production and scan and record as well as revenue from two new business lines, digital intermediate and archival services.
Clarient (NASDAQ: CLRT), a comprehensive diagnostics company, announced a total revenue increase of 109% from the fourth quarter of the prior year. Strong growth in diagnostic lab services, as well as increased sales of its ACIS® automated cellular imaging systems sales, drove this dramatic improvement.
(more)

Laureate Pharma, offering bioprocessing manufacturing outsourcing services to support the development and commercialization of biopharmaceutical products, showed strong growth with revenues increasing 37% compared to the third quarter of 2005. Revenues from new clients fueled their performance.
Safeguard’s consolidated net loss from continuing operations in the fourth quarter of 2005 declined by 74% to $5.5 million from $20.7 million in the fourth quarter of 2004. Other income included a $6 million gain from the sale of private equity holdings. Discontinued operations in the fourth quarter of 2005 included a $7.7 million gain from the sale of Laureate Pharma’s underutilized Totowa, New Jersey operations.
“We are very pleased with the operating performance of our partner companies in the fourth quarter,” stated Christopher J. Davis, Executive Vice President and Chief Financial and Administrative Officer. “In addition to solid operating improvement across our partner companies, this is the fourth consecutive quarter of strong year over year growth in quarterly consolidated revenues – 10% in Q1, 20% in Q2, 28% in Q3 and 29% in Q4. We believe we are well-positioned to deliver long-term value to our shareholders.”
For the year ended December 31, 2005, Safeguard’s consolidated revenues were $186 million, up 22% from $153 million in 2004. Net loss in 2005 improved to $32.1 million, a 42% reduction from the prior year loss of $54.8 million.
Conference Call
A live web cast and audio presentation to discuss Safeguard’s fourth quarter earnings, business, and financial outlook with accompanying slides will begin at 9:00am EST, Thursday, March 9. The live web cast can be accessed at Safeguard’s web site http://www.safeguard.com under the Investor Relations section. Participants are encouraged to visit the site prior to the call to assure that the necessary audio applications are downloaded and installed. A replay of this web cast will be available at the site through March 8, 2007.
About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in expansion financings, corporate carve-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For additional information, visit www.safeguard.com.
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
(more)

2

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2005	2004
Assets
Current Assets
Cash and cash equivalents, restricted cash and marketable securities - Parent	$141,168	$162,378
- Subsidiaries	19,503	19,170
Restricted marketable securities	3,805	3,771
Accounts receivable, net	49,656	36,997
Prepaid expenses and other current assets	6,122	9,599
Assets of discontinued operations	—	795

Total current assets	220,254	232,710
Property and equipment, net	39,688	36,118
Ownership interests in and advances to companies	17,897	35,311
Long-term marketable securities	3,311	11,964
Long-term restricted marketable securities	9,457	13,045
Intangible assets, net	15,618	10,594
Goodwill	100,469	88,383
Other	9,131	12,483
Assets of discontinued operations	375	8,631

Total Assets	$416,200	$449,239

Liabilities and Shareholders’ Equity
Lines of credit	$14,523	$11,636
Current portion of convertible senior debentures	5,000	—
Current maturities of long-term debt	3,380	3,820
Other current liabilities	50,420	45,418
Liabilities of discontinued operations	1,119	1,608

Total current liabilities	74,442	62,482
Long-term debt	5,170	11,210
Minority interest	10,478	11,652
Other long-term liabilities	16,135	12,665
Convertible senior debentures	145,000	150,000
Total shareholders’ equity	164,975	201,230

Total Liabilities and Shareholders’ Equity	$416,200	$449,239

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Revenue
Product sales	$6,697	$2,630	$13,380	$6,998
Service sales	47,188	39,150	172,836	145,972

Total revenue	53,885	41,780	186,216	152,970

Operating Expenses
Cost of sales - product	2,053	1,219	4,286	4,342
Cost of sales - service	33,715	28,788	122,624	101,185
Selling, general and administrative	23,686	21,329	85,859	90,330
Research and development	3,058	2,565	10,534	11,028
Purchased in-process research & development	2,183	—	2,183	89
Amortization of intangibles	840	775	3,589	3,414

Total operating expenses	65,535	54,676	229,075	210,388

Operating loss	(11,650)	(12,896)	(42,859)	(57,418)
Other income (loss), net	5,122	(752)	7,338	38,804
Recovery (impairment) - related party	288	(3,400)	28	(3,400)
Interest Income	1,383	1,072	5,039	2,628
Interest expense	(1,740)	(1,875)	(6,512)	(9,761)
Equity loss	(591)	(5,461)	(6,597)	(14,534)
Minority interest	1,656	2,543	6,356	8,428

Net loss from continuing operations before income taxes	(5,532)	(20,769)	(37,207)	(35,253)
Income tax benefit	74	81	43	24

Net loss from continuing operations	(5,458)	(20,688)	(37,164)	(35,229)
Income (loss) from discontinued operations, net of income taxes	7,800	2,086	5,094	(19,591)

Net Income (Loss)	$2,342	$(18,602)	$(32,070)	$(54,820)

Basic net loss per share from continuing operations	$(0.05)	$(0.17)	$(0.31)	$(0.29)
Basic net income (loss) per share from discontinued operations	0.07	0.02	0.04	(0.17)

Basic net income (loss) per share	$0.02	$(0.15)	$(0.27)	$(0.46)

Diluted net loss per share from continuing operations	$(0.05)	$(0.17)	$(0.31)	$(0.29)
Diluted net income (loss) per share from discontinued operations	0.07	0.02	0.04	(0.17)

Diluted net income (loss) per share (a)	$0.02	$(0.15)	$(0.27)	$(0.46)

Weighted average shares outstanding
Basic and Diluted	121,047	120,419	120,845	119,965
Certain prior year amounts have been reclassified to conform to the current year presentation.
As a result of the sale of CompuCom, in October 2004, the results of CompuCom are shown as a discontinued operation for all periods presented.
As a result of the sale of Laureate Pharma’s Totowa, New Jersey facility in December 2005, the operating results related to its Totowa facility are included in discontinued operations in 2005.
Mantas is pursuing the sale of a portion of its telecommunications business and certain related assets and liabilities, which are classified as held-for-sale at December 31, 2005. The operating results of the telecommunications business are included in discontinued operations for all periods presented. On March 3, 2006, Mantas completed the sale of its telecommunications business.

(a)	If a consolidated or equity method company has dilutive options or securities outstanding, dilutive net loss per share is computed first by adjusting from net income (loss) for the income attributable to the potential exercise of the dilutive options or securities of the company.

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Revenues
Alliance	$27,232	$24,140	$93,774	$93,148
Clarient	6,028	2,883	20,150	9,769
Laureate Pharma	1,558	—	7,709	—
Mantas	9,991	7,760	31,215	22,282
Pacific Title	7,054	6,113	31,346	25,609
Other Companies	2,022	884	2,022	2,162

Total Segment Results	$53,885	$41,780	$186,216	$152,970

Operating Income (Loss) from continuing operations (a)
Alliance	$1,080	$(1,468)	$664	$(5,024)
Clarient	(4,059)	(6,078)	(15,981)	(20,974)
Laureate Pharma	(3,063)	—	(10,471)	—
Mantas	2,047	(507)	(73)	(11,740)
Pacific Title	(187)	279	3,644	1,226
Other Companies (c)	(2,579)	(251)	(2,579)	(1,647)

Total Segment Results	(6,761)	(8,025)	(24,796)	(38,159)
Other Items (d)	(4,889)	(4,871)	(18,063)	(19,259)

	$(11,650)	$(12,896)	$(42,859)	$(57,418)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Alliance	$869	$(1,553)	$(108)	$(5,321)
Clarient	(2,476)	(3,609)	(9,717)	(12,829)
Laureate Pharma	(3,207)	—	(10,870)	—
Mantas	2,049	(527)	(77)	(12,132)
Pacific Title	(294)	287	3,748	1,157
Other Companies (c)	1,854	(5,684)	(3,347)	25,887

Total Segment Results	(1,205)	(11,086)	(20,371)	(3,238)
Other Items (d)	(4,253)	(9,602)	(16,793)	(31,991)

Net Loss from Continuing Operations	$(5,458)	$(20,688)	$(37,164)	$(35,229)

(a)	Operating Income (Loss) from continuing operations represents the revenues less operating expenses of each segment, and excludes any allocation to minority interest.

(b)	Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.

(c)	Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds. Our share of Other Companies consists primarily of equity income (loss) and gains (loss) on companies, both of which are reported below the operating income (loss) line. The results of Laureate Pharma from acquisition (December 2, 2004) through December 31, 2004, are included in the Other Companies segment for 2004. The results of Acsis from acquisition (December 2, 2005) through December 31, 2005 are included in the Other Companies segment for 2005.

(d)	Other Items includes corporate expenses and income taxes.